UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2018

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

As further described under Item 2.01 below, on May 1, 2018, Carbon Natural Gas Company (“Carbon” or the “Company”), through its subsidiary Carbon California Company, LLC (“Carbon California”), completed the acquisition of oil and gas producing properties and related facilities located in the Ventura Basin of California for approximately $43,000,000, subject to normal and customary post-closing adjustments (the “Acquisition”). The Acquisition was made pursuant to the Purchase and Sale Agreement dated October 20, 2017 (and effective as of October 1, 2017), by and between Seneca Resources Corporation and Carbon California (the “PSA”).

At the time that the PSA was entered into, Carbon was a minority investor in Carbon California, but now Carbon holds a 54% ownership interest in membership units of Carbon California as a result of the warrant exercise described in the Company’s Current Report on Form 8-K filed February 7, 2018. Carbon is the manager of Carbon California and a portion of Carbon’s general and administrative expenses is allocated to and paid by Carbon California.

Also on May 1, 2018, Carbon California (i) entered into an amendment to its existing Senior Secured Note Credit Facility (the “Note Purchase Agreement”) with two institutional investors (Prudential Insurance Company of America and Prudential Insurance Legacy Company of New Jersey) (A) to increase the borrowing base available under the Note Purchase Agreement to $41,000,000 pursuant to Notes due February 15, 2022 (the “Senior Revolving Notes”) and (B) to permit the consummation of the Acquisition; (ii) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Prudential Capital Energy Partners, L.P. for (A) the issuance and sale of $3,000,000 of Senior Subordinated Notes (the “Subordinated Notes”) due February 15, 2024 and (B) the issuance of 585 Class A Units of Carbon California as partial consideration for the Subordinated Notes; and (iii) issued (A) an additional 5,000 Class A Units of Carbon California to Prudential Capital Energy Partners, L.P. under the Securities Purchase Agreement in exchange for a $5,000,000 capital contribution and (B) an additional 5,000 Class A Units of Carbon California to Carbon in exchange for a $5,000,000 capital contribution.

The maximum principal amount available under the Senior Revolving Notes is based upon the borrowing base attributable to Carbon California’s proved oil and gas reserves which is to be determined at least semi-annually. As noted above, the current borrowing base is $41,000,000. The obligations of Carbon California under the Note Purchase Agreement, as amended, are secured by substantially all of the assets of Carbon California.

Borrowings under the Note Purchase Agreement bear interest, at Carbon California’s option, at (i) LIBOR for the applicable interest period plus an applicable margin, based on the Company’s Utilization percentage (as defined in the Note Purchase Agreement) or (ii) the prime interest rate plus an applicable margin, based on the Company’s Utilization percentage.

The Note Purchase Agreement, as amended, contains customary covenants, representations and warranties, events of default and, as of the end of an applicable quarter, provides limits on the maximum allowable ratios of Carbon California’s total indebtedness and indebtedness represented by the outstanding Senior Revolving Notes compared to EBITDA, as well as requirements that it maintain (i) certain minimum financial ratios with respect to EBITDA compared to payments in cash of interest with respect to any indebtedness for the quarter and (ii) a certain minimum ratio of current assets to current liabilities.

The Subordinated Notes issued in connection with the Securities Purchase Agreement bear interest at a fixed rate of 12% per annum.

Proceeds from the financing transactions described above have been used by Carbon California to complete the Acquisition. The remainder of the net proceeds will be used to fund field development projects and to fund future complementary acquisitions and for general working capital purposes of Carbon California.

Item 2.01. Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.

The Acquisition resulted in Carbon California acquiring assets that are comprised of conventional light, sweet crude oil production with shallow base decline. The acquisition increases the volume of light oil production and proved reserves of Carbon California and provides for additional cash flow from Carbon California’s Ventura Basin operating region. The acquired properties have an inventory of proved developed non-producing and proved undeveloped growth opportunities on which the Company will commence a development plan. The Company believes that operating synergies and economies of scale may be achieved as the properties are integrated into existing field operations.

Current net production from the acquired assets is approximately 920 barrels of oil equivalent (boe) per day (79% oil and liquids). Based on reserves as of January 1, 2018, prepared by the Company’s qualified reserves evaluator using SEC pricing methodology, the Company estimates that the properties contain 17.6 million barrels of Proved Reserves (77% oil and gas liquids) comprised of 6.9 million net boe of Proved Developed Producing Reserves, 5.8 million net boe of Proved Developed Non-Producing Reserves and 4.9 million net boe of Proved Undeveloped Reserves.

Item 2.03. Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference. The Class A Units, Senior Revolving Notes and Subordinated Notes issued by Carbon California were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure

On May 2, 2018, the Company issued a press release concerning certain events relating to the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information provided in this Item 7.01 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired. To the extent financial statements are required by Item 9.01(a) and pro forma financial information is required by Item 9.01(b), they will be filed with the SEC by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)       Exhibits:

Exhibit No.	Description

99.1*	Press Release dated May 2, 2018

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
May 2, 2018
/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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